As filed with the Securities and Exchange Commission on June 10, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BrightSpring Health Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	8082	82-2956404
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

805 N. Whittington Parkway

Louisville, Kentucky 40222

(502) 394-2100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jon Rousseau

President and Chief Executive Officer

805 N. Whittington Parkway

Louisville, Kentucky 40222

(502) 394-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jay H. Knight, Esq.

Taylor K. Wirth, Esq.

Barnes & Thornburg LLP

1600 West End Avenue, Suite 800,

Nashville, Tennessee 37203

(615) 621-6009

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

BrightSpring Health Services, Inc.

Common Stock

Selling stockholders (“Selling Stockholders”) or their permitted transferees may sell shares of common stock, par value $0.01 per share (“Common Stock”), of BrightSpring Health Services, Inc., from time to time, on terms described in the applicable prospectus supplement. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered by the Selling Stockholders. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in supplements to this prospectus.

We will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock. The Selling Stockholders from time to time may offer and sell the shares held by them directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. For more information, see “Plan of Distribution.”

The Common Stock is listed on Nasdaq Global Select Markets (“Nasdaq”) under the symbol “BTSG”. On June 9, 2025, the last reported sale price of the Common Stock as reported on the Nasdaq was $23.86 per share.

Investing in the Common Stock involves risks. Before making a decision to invest in the Common Stock, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission (the “SEC”). See “Risk Factors” on page 3 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 10, 2025.

Neither we nor the Selling Stockholders have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the Selling Stockholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. The Selling Stockholders are not offering to sell shares of the Common Stock in any jurisdiction where an offer or sale is not permitted. The information contained in or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, any amendment or supplement to this prospectus or any sale of shares of the Common Stock.

This prospectus is part of a shelf registration statement that we have filed with the SEC using a “shelf” registration process. Under the shelf registration process, the Selling Stockholders may, from time to time, offer and sell the shares of Common Stock described in this prospectus and in any accompanying prospectus supplement in one or more transactions. This prospectus provides you with a general description of the shares of Common Stock the Selling Stockholders may offer. Each time the Selling Stockholders sell shares of the Common Stock using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together, along with the information incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf.

For investors outside of the United States, neither we nor the Selling Stockholders have done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or the distribution of this prospectus outside of the United States.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus or any prospectus supplement and does not contain all of the information you should consider before investing in shares of the Common Stock. You should read this entire prospectus, any prospectus supplement and the documents incorporated herein or therein carefully, including the section entitled “Risk Factors” and the financial statements and the related notes incorporated by reference into this prospectus, before you decide to invest in shares of the Common Stock.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to BrightSpring,” “BrightSpring Health Services,” “Company,” “we,” “us” and “our” means BrightSpring Health Services, Inc. and its consolidated subsidiaries.

Our Company

Who We Are

We are a leading home and community-based healthcare services platform, focused on delivering complementary pharmacy and provider services to complex patients. We have a differentiated approach to care delivery, with an integrated and scaled model that addresses critical services that the highest-need and highest-cost patients require. With a focus on Senior and Specialty patients, our platform provides pharmacy and provider services (both clinical and supportive care in nature) in lower-cost home and community settings largely to Medicare, Medicaid, and commercially-insured populations. We are an essential part of our nation’s health delivery network as a front-line provider of high-quality and cost-effective care to a large and growing number of people, who increasingly require a combination of specialized solutions to enable holistic health care management. Our presence spans all 50 states, we serve over 440,000 patients daily through our approximately 10,000 clinical providers and pharmacists, and our services make a profound impact in the lives and communities of the people we serve.

Our model focuses on delivering high-touch and coordinated services to medically complex clients and patients, which is a large, growing, and underserved population in the U.S. healthcare system. These high-need and high-cost Senior and Specialty patients comprise a market of over $1.0 trillion across our business. The chronic conditions and long-term health needs of these patients not only represent an outsized share of health care spend today, according to RAND Health Care, but we believe that they are expected to also drive a disproportionate share of future expenditures. Americans with five or more chronic conditions make up over 10% of the population and account for 40% of total health care spending, on average spending 10 times more on health services than those without chronic conditions. These patients most often require both pharmacy and provider services to achieve the best outcomes, but must often navigate disjointed and separately-administered health services. This can result in uncoordinated care delivery with adverse medical consequences, as compared to receiving timely, proximal, and complete care support in the home and community that improves health and reduces cost.

We have built a significant presence and capability in delivering complementary and high-touch daily healthcare services and programs to complex patients in their homes and in facilities in order to address their multiple health needs and requirements more completely.

Corporate Information

Through our predecessors, we commenced operations in 1974 and have grown organically and through acquisitions. On December 7, 2017, affiliates of Kohlberg Kravis Roberts & Co. L.P. (“KKR Stockholder”) and Walgreens Boots Alliance, Inc. purchased PharMerica Corporation and, on March 5, 2019, expanded with the acquisition of BrightSpring Health Holdings Corp. The surviving entity was renamed BrightSpring Health Services, Inc. We completed our initial public offering in January 2024 and our Common Stock is listed on the Nasdaq Global Select Market under the symbol “BTSG”.

Our principal offices are located at 805 N. Whittington Parkway, Louisville, Kentucky 40222. Our telephone number is (502) 394-2100. We maintain a website at www.brightspringhealth.com.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are available free of charge on our website, under the “Investors - Financial Information - SEC Filings” caption, as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. We also make available through the Investors section of our website other reports filed with or furnished to the SEC under the Exchange Act, including our proxy statements and reports filed by officers and directors under Section 16(a) of the Exchange Act, as well as our Code of Ethics and Business Conduct, Corporate Governance Guidelines and Board committee charters. The information on our website (or any webpages referenced in this Annual Report on Form 10-K) is not part of this or any other report that we file with, or furnish to, the SEC. The SEC also maintains a website (www.sec.gov) where you can search for annual, quarterly and current reports, proxy and information statements and other information regarding us and other public companies.

RISK FACTORS

Investing in the Common Stock involves risks. You should carefully consider the risks and uncertainties described in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as the same may be updated from time to time by our subsequent filings under the Exchange Act. You should also carefully consider the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any shares of the Common Stock. These risks could materially affect our business, results of operations or financial condition and cause the value of the Common Stock to decline. You could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

This prospectus includes forward-looking statements that reflect our current views with respect to, among other things, our operations, and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements are included throughout this prospectus, including in the sections entitled “Risk Factors” and relate to matters such as our industries, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. We have used the words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words, or similar terms and phrases to identify forward-looking statements in this prospectus.

The forward-looking statements contained in this prospectus are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control.

Any forward-looking statement made by us in this prospectus speaks only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions, or expectations disclosed in our forward- looking statements and you should not place undue reliance on our forward-looking statements. Our forward- looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Summary of Risk Factors

We are providing the following summary of the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2024 (“Annual Report on Form 10-K”) to enhance the readability and accessibility of our risk factor disclosures. We encourage you to carefully review the full risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, in their entirety for additional information regarding the material factors that make an investment in our securities speculative or risky. Some of the factors, risks and uncertainties that might materially affect the forward-looking statements contained herein and may make an investment in our securities speculative or risky include, but are not limited to, the following:

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we operate in a highly competitive industry;
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if we are unable to maintain relationships with existing patient referral sources or establish new referral sources, our business, financial condition and results of operations could be materially adversely affected;
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changes to Medicare and Medicaid rates or methods governing Medicare and Medicaid payments for our services could materially adversely affect our business;
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cost containment initiatives of third-party payors, including post-payment audits, could adversely impact our business, financial condition, and results of operations;
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the implementation of alternative payment models and the transition of Medicaid and Medicare beneficiaries to managed care organizations may limit our market share and could adversely affect our revenues;
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changes in the case mix of patients, as well as payor mix and payment methodologies, and decisions and operations of third-party organizations may have a material adverse effect on our business, financial condition, and results of operations;
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our business is reliant on federal and state spending, budget decisions, and continuous governmental operations which may fluctuate under different political conditions;
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changes in drug utilization and/or pricing, PBM contracts, and Medicare Part D/Medicaid reimbursement may negatively impact our profitability;
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changes in our relationships with pharmaceutical suppliers, including changes in drug availability or pricing, could adversely affect our business and financial results;
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our business relies on the continual recruitment and retention of nurses, pharmacists, therapists, caregivers, direct support professionals, and other qualified personnel, including senior management;
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we are subject to federal, state, and local laws and regulations that govern our employment practices, including minimum wage, living wage, and paid time-off requirements; failure to comply with these laws and regulations, or changes to these laws and regulations that increase our employment-related expenses, could adversely impact our operations;
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our results of operations fluctuate on a quarterly basis;
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our business may be harmed by labor relation matters;
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because we are limited in our ability to control reimbursement rates received for our services, our business could be materially adversely affected if we are not able to maintain or reduce our costs to provide such services;
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delays in collection or non-collection of our accounts receivable, particularly during the business integration process, could adversely affect our business, financial condition, and results of operations;
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if we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service and satisfaction, or adequately address competitive challenges;
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our growth strategy is partially dependent upon our ability to identify and successfully complete acquisitions, joint ventures, and other strategic initiatives; any failure by us to manage or integrate acquisitions, divestitures, and other significant transactions successfully may have a material adverse effect on our business, financial condition, and results of operations;
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if we are unable to provide consistently high quality of care, our business will be adversely impacted;
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if we are unable to maintain our corporate reputation, or there is adverse publicity, including negative information on social media, or changes in public perception of our services, our business may suffer;
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if our existing customers do not continue with or renew their contracts with us, renew at lower fee levels, decline to purchase additional services from us or reduce the services received from us pursuant to those contracts, it could have a material adverse effect on our business, financial condition, and results of operations;
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our business depends on our ability to effectively invest in, implement improvements to, and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems;
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security breaches, loss of data, and other disruptions could compromise sensitive business or patient information, cause a loss of confidential patient data, employee data, personal information, or prevent access to critical information and expose us to liability, litigation, and federal and state governmental inquiries and damage our reputation and brand;
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we are subject to risks related to credit card payments and other payment methods;
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we may be subject to substantial malpractice or other similar claims;
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we are exposed to various risks related to governmental inquiries, regulatory actions, and whistleblower and other lawsuits that could adversely affect our operating results. Our insurance may not cover all claims against us;
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our current insurance program may expose us to unexpected costs and negatively affect our business, financial condition, and results of operations, particularly if we incur losses not covered by our insurance or if claims or losses differ from our estimates;
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factors outside of our control, including those listed, have required, and could in the future require us to record an asset impairment of goodwill;

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a pandemic, epidemic, or outbreak of an infectious disease, including the ongoing effects of COVID-19, have had, and may continue to have, an adverse effect on our business;
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inclement weather, natural disasters, acts of terrorism, riots, civil insurrection or social unrest, looting, protests, strikes, or street demonstrations may impact our ability to provide services;
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we may be unable to adequately protect our intellectual property rights, which could harm our business;
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risks relating to our compliance with our regulatory framework;
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The KKR Stockholder has the ability to exert significant influence over us and its interests may conflict with yours in the future;
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our substantial indebtedness of approximately $2.7 billion as of March 31, 2025; and
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we are a “controlled company” within the meaning of the rules of Nasdaq and the rules of the SEC and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds of the sale of shares of Common Stock offered from time to time pursuant to this prospectus. We will not receive any proceeds from the sale of shares of Common Stock that may be sold from time to time pursuant to this prospectus.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Selling Stockholders under this prospectus as the price will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the applicable Selling Stockholder and the buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

SELLING STOCKHOLDERS

Information about the Selling Stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

The Selling Stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, shares of Common Stock covered by this prospectus. Registration of the shares of Common Stock covered by this prospectus does not mean, however, that those shares of Common Stock necessarily will be offered or sold.

The shares of Common Stock covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

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on the Nasdaq (including through at the market offerings);
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in the over-the-counter market;
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in privately negotiated transactions;
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through broker-dealers, who may act as agents or principals;
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through one or more underwriters on a firm commitment or best-efforts basis;
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in a block trade in which a broker-dealer will attempt to sell a block of shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
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through put or call option transactions relating to the shares of Common Stock;
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directly to one or more purchasers;
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through agents; or
•
in any combination of the above.

In effecting sales, brokers or dealers engaged by us and/or the Selling Stockholders may arrange for other brokers or dealers to participate. Broker/dealer transactions may include:

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purchases of the shares of Common Stock by a broker-dealer as principal and resales of the shares of Common Stock by the broker-dealer for its account pursuant to this prospectus;
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ordinary brokerage transactions; or
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transactions in which the broker/dealer solicits purchasers on a best efforts basis.

Selling Stockholders may also enter into derivative, hedging, forward sale, option or other types of transactions. For example, Selling Stockholders may:

•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of, or maintain short positions in, the Common Stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Common Stock received from Selling Stockholder to close out or hedge its short positions;
•
sell securities short and redeliver such shares to close out or hedge short positions;
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enter into option or other types of transactions that require Selling Stockholders to deliver Common Stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the capital stock under this prospectus; or
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loan or pledge the Common Stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, Selling Stockholders may enter into derivative, hedging, forward sale, option or other types of transactions with third parties, or sell securities not covered by this prospectus to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from Selling Stockholders or others to settle such sales and may use securities received from Selling Stockholders to close out or hedge any related short positions. Selling Stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

The Selling Stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Common Stock covered by this prospectus. At any time a particular offer of the shares of Common Stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of Common Stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such prospectus supplement. To the extent required, any such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of Common Stock covered by this prospectus.

To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the Common Stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

If the Selling Stockholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus, the Selling Stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

The Selling Stockholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that the Selling Stockholders must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement, to the extent such revised prospectus or prospectus supplement is required.

In connection with the sale of the shares of Common Stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of Common Stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriters, broker/dealers or agents participating in the distribution of the shares of Common Stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions received by any of those underwriters, broker/dealers or agents may be deemed to be underwriting commissions under the Securities Act.

We and the Selling Stockholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker/dealers or agents may be required to make.

Certain of the underwriters, broker/dealers or agents who may become involved in the sale of the shares of Common Stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.

Some of the shares of Common Stock covered by this prospectus may be sold by Selling Stockholders in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of (i) our Second Amended and Restated Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”), and Amended and Restated Bylaws, as amended from time to time (the “Bylaws”), and (ii) certain applicable provisions of Delaware law. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the Certificate of Incorporation and the Bylaws, copies of which are incorporated by reference into the registration statement of which this prospectus is a part.

Common Stock

Voting Rights

Holders of shares of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of our Common Stock vote to elect our directors by a plurality of the votes cast. On all other matters other than those specified in our Certificate of Incorporation and Bylaws, where a 66 2/3% vote of the then outstanding shares of our Common Stock is required, the affirmative vote of a majority in voting power of shares present at a meeting of the holders of our Common Stock is required.

Dividend Rights and Limitations

Holders of shares of our Common Stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Liquidation Rights

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Common Stock will be entitled to receive our remaining assets available for distribution. Holders of shares of our Common Stock do not have preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Preferred Stock

We do not currently have any preferred stock outstanding. However, our Certificate of Incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by Nasdaq, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Our board of directors has discretion to determine, with respect to any series of preferred stock, the terms and rights of that series, including, without limitation:

1.
the designation of the series;
2.
the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding);
3.
the amounts payable on shares of the series in the event of any dissolution, liquidation or winding up of the affairs of the Company; and
4.
the voting rights, if any, of the holders of the series.

We are able to issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our Common Stock might believe to be in their best interests or in which the holders of our Common Stock might receive a premium for their Common Stock over the market price of the Common Stock. In addition, the issuance of preferred stock may adversely affect the holders of our Common Stock by restricting the payment of dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the rights of the Common Stock to any payment upon a liquidation, dissolution or winding up of the Company or other event. The issuance of preferred stock could have the effect of delaying, deferring, impeding, or preventing a change of control, or other corporate action.

Dividends

The Delaware General Corporate Law (“DGCL”) permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the year in which the dividend is declared and/or the preceding year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock having a par value. Net assets equal the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, the capital of the corporation is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of dividends to stockholders, and any other factors our board of directors may consider relevant.

Anti-Takeover Effects of Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Certain Provisions of Delaware Law

Our Certificate of Incorporation, Bylaws, and the DGCL, contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as our Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate acquisitions.

Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay, or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions, or employee benefit plans.

One of the effects of the existence of unissued and unreserved Common Stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Classified Board of Directors

Our Certificate of Incorporation divides our board of directors into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving staggered three-year terms. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors. Our Certificate of Incorporation and Bylaws will provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the total number of directors constituting our board of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.

Business Combinations

We have opted out of Section 203 of the DGCL; however, our Certificate of Incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•
prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•
at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

This provision makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period after the time at which they became an interested stockholder subject to the restrictions on business combinations. This provision may encourage companies interested in acquiring the Company to negotiate in advance with our board of directors because the restrictions on business combinations would not apply to an interested stockholder if our board of directors, prior to the time a person becomes an interested stockholder, approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. By discouraging persons from becoming interested stockholders, these provisions may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our Certificate of Incorporation provides that any of KKR Phoenix Aggregator L.P., an investment entity owned by investment funds and other entities affiliated with the KKR Stockholder and its affiliates and any of its direct or indirect transferees and any group as to which such persons are a party do not constitute “interested stockholders” for purposes of this provision.

Removal of Directors; Vacancies

Under the DGCL, unless otherwise provided in our Certificate of Incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our Certificate of Incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class; provided, however, at any time when the KKR Stockholder and its affiliates beneficially own, in the aggregate, less than 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, directors may only be removed for cause and only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our Certificate of Incorporation provides that, subject to the rights granted to one or more series of preferred stock then outstanding or the rights granted to the KKR Stockholder under the Amended and Restated Stockholders’ Agreement, dated as of March 5, 2019, with the KKR Stockholder and the other parties party thereto (the “Stockholders Agreement”), any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by the stockholders; provided, however, at any time when the KKR Stockholder and its affiliates beneficially own, in the aggregate, less than 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancy occurring on the board of directors may only be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders).

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our Certificate of Incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all of our directors who are elected by a vote of our stockholders generally.

Special Stockholder Meetings

Our Certificate of Incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of the board of directors or the chairman of the board of directors; provided, however, that the KKR Stockholder and its affiliates are permitted to call special meetings of our stockholders for so long as they hold, in the aggregate, at least 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors. Our Bylaws prohibits the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

Our Bylaws establishes advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specifies requirements as to the form and content of a stockholder’s notice. Our Bylaws allows the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These notice requirements do not apply to the KKR Stockholder and its affiliates for as long as the Stockholders Agreement remains in effect. These provisions may defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation precludes stockholder action by written consent once the KKR Stockholder and its affiliates beneficially owns, in the aggregate, less than 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors.

Supermajority Provisions

Our Certificate of Incorporation and Bylaws provide that the board of directors is expressly authorized to make, alter, amend, change, add to, rescind, or repeal, in whole or in part, our Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or our Certificate of Incorporation. For as long as the KKR Stockholder and its affiliates beneficially owns, in the aggregate, at least 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, any amendment, alteration, change, addition, rescission, or repeal of our Bylaws by our stockholders requires the affirmative vote of a majority in voting power of the outstanding shares of our stock present in person or represented by proxy at the meeting of stockholders and entitled to vote on such amendment, alteration, change, addition, rescission, or repeal. At any time when the KKR Stockholder and its affiliates beneficially owns, in the aggregate, less than 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, any amendment, alteration, change, addition, rescission, or repeal of our Bylaws by our stockholders will require the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

The DGCL generally provides that the affirmative vote of the holders of a majority in voting power of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our Certificate of Incorporation provides that once the KKR Stockholder and its affiliates beneficially own, in the aggregate, less than 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, the following provisions in our Certificate of Incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class:

•
the provision requiring a 66 2/3% supermajority vote for stockholders to amend our Bylaws;
•
the provisions providing for a classified board of directors (the election and term of our directors);
•
the provisions regarding the total number of directors;
•
the provisions regarding resignation and removal of directors;
•
the provisions regarding competition and corporate opportunities;
•
the provisions regarding entering into business combinations with interested stockholders;
•
the provisions regarding stockholder action by written consent;
•
the provisions regarding calling special meetings of stockholders;
•
the provisions regarding filling vacancies on our board of directors and newly created directorships;
•
the provisions eliminating monetary damages for breaches of fiduciary duty by a director or officer; and
•
the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

The combination of the classification of our board of directors, the lack of cumulative voting, and the supermajority voting requirements makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These supermajority provisions may have the effect of deterring hostile takeovers, delaying or preventing changes in control of our management or the Company, such as a merger, reorganization, or tender offer. These supermajority provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These supermajority provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The supermajority provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such supermajority provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such supermajority provisions may also have the effect of preventing changes in management.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation has the right to receive payment in cash of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our Certificate of Incorporation provides, subject to limited exceptions, that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if such court does not have subject matter jurisdiction another state or the federal court (as appropriate) located within the State of Delaware) is, to the fullest extent permitted by law, the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Company to the Company or our stockholders, creditors, or other constituents, (iii) action asserting a claim against the Company or any current or former director or officer of the Company arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action asserting a claim governed by the internal affairs doctrine.

Our Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the U.S. federal district courts are the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States, including any claims under the Securities Act, and the Exchange Act. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce a duty or liability created by the Securities Act or the rules and regulations thereunder and accordingly, we cannot be certain that a court would enforce such provision. It is possible that a court could find our forum selection provisions to be inapplicable or unenforceable and, accordingly, we could be required to litigate claims in multiple jurisdictions, incur additional costs, or otherwise not receive the benefits that we expect our forum selection provisions to provide.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company is be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation. Our exclusive forum provision shall not relieve the Company of its duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders are not deemed to have waived our compliance with these laws, rules, and regulations.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors, or stockholders. Our Certificate of Incorporation renounces, to the maximum extent permitted from time to time by Delaware law, any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors, or stockholders or their respective affiliates, other than those officers, directors, stockholders, or affiliates who are our or our subsidiaries’ employees. Our Certificate of Incorporation provides that, to the fullest extent permitted by law, any of the KKR Stockholder or any of its affiliates or any director who is not employed by us or his or her affiliates does not have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that any of the KKR Stockholder or any of its affiliates or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person has no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our Certificate of Incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity is be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our Certificate of Incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ and certain officers’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. This provision does not limit or eliminate the liability of any officer in any action by or in the right of the Company, including any derivative claims. Further, the exculpation does not apply to any director or officer if the director or officer has breached the duty of loyalty to the corporation and its stockholders, acted in bad faith, knowingly or intentionally violated the law, or derived an improper benefit from his or her actions as a director or officer. In addition, exculpation does not apply to any director in connection with the authorization of illegal dividends, redemptions or stock repurchases.

Our Bylaws provide that we must generally indemnify, and advance expenses to, our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, and certain employees for some liabilities. We also intend to enter into indemnification agreements with our directors and executive officers, which agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification, and advancement provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC.

Listing

Our Common Stock is listed on Nasdaq under the symbol “BTSG.”

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Barnes & Thornburg LLP, Nashville, Tennessee. As of the date of this prospectus, Barnes & Thornburg LLP beneficially owned restricted stock units in the Company with a market value in excess of $50,000.

EXPERTS

The consolidated financial statements of BrightSpring Health Services, Inc. and its subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, incorporated by reference herein to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2025 in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act are available free of charge on our website, under the “Investors - Financial Information - SEC Filings” caption, as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. We also make available through the Investors section of our website other reports filed with or furnished to the SEC under the Exchange Act, including our proxy statements and reports filed by officers and directors under Section 16(a) of the Exchange Act, as well as our Code of Ethics and Business Conduct, Corporate Governance Guidelines and Board committee charters. The information on our website (or any webpages referenced in this Annual Report on Form 10-K) is not part of this or any other report that we file with, or furnish to, the SEC. The SEC also maintains a website (www.sec.gov) where you can search for annual, quarterly and current reports, proxy and information statements and other information regarding us and other public companies.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and does not contain all of the information in such registration statement. You may read or obtain a copy of the registration statement, including the exhibits thereto, from the SEC or us as described above.

INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below:

•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 6, 2025;
•
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 2, 2025;
•
our Current Reports on Form 8-K filed on January 21, 2025, March 5, 2025, April 15, 2025, June 3, 2025, and June 10, 2025;
•
portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 18, 2025, as supplemented on May 5, 2025, that are deemed “filed” with the SEC under the Exchange Act;
•
the description of capital stock contained in the Registration Statement on Form 8-A, filed with the SEC on January 26, 2024, including any amendments or reports filed for the purpose of updating such description; and
•
all other documents filed by us under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings to which this prospectus relates (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC as noted above in “Where You Can Find More Information.”

PROSPECTUS

June 10, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses payable by the Registrant expected to be incurred in connection with the issuance and distribution of the shares of Common Stock being registered hereby (other than underwriting discounts and commissions). All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous Expenses		**
Total	$	**

* Deferred in reliance on Rule 456(b) and 457(r).

** These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation provides for this limitation of liability.

Section 145 of the DGCL, or Section 145, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Our Bylaws provide that we must indemnify, and advance expenses to, our directors and officers to the full extent authorized by the DGCL. We also entered into indemnification agreements with our directors and executive officers, which agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our Certificate of Incorporation, our Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by our board of directors pursuant to the applicable procedure outlined in the Bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under any of the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS.

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

3.1

Second Amended and Restated Certificate of Incorporation of BrightSpring Health Services, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on January 30, 2024).

3.2	Amended and Restated Bylaws of BrightSpring Health Services, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on January 30, 2024).

4.1

Registration Rights Agreement, dated as of December 7, 2017, by and among Phoenix Parent Holdings Inc., KKR Phoenix Aggregator L.P., and Walgreens Co. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed with the SEC on January 10, 2024).

5.1	Opinion of Barnes & Thornburg LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included in the signature pages to this Registration Statement).

107	Filing Fee Table.

* To be filed if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

ITEM 17. UNDERTAKINGS

The Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(A)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(B)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(C)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (A), (B) and (C) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Louisville, Kentucky, on June 10, 2025.

BrightSpring Health Services, Inc.

By:	/s/ Jon Rousseau
Name:	Jon Rousseau
Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jon Rousseau and Jennifer Phipps and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements of the registrant, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to enable the registrant to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 10, 2025.

Signatures	Title

/s/ Jon Rousseau	Chairman, President, and Chief Executive Officer (principal executive officer)
Jon Rousseau

/s/ Jennifer Phipps	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)
Jennifer Phipps

/s/ Hunter Craig	Director
Hunter Craig

/s/ Johnny Kim	Director
Johnny Kim

/s/ Olivia Kirtley	Director
Olivia Kirtley

/s/ Max Lin	Director
Max Lin

/s/ Steve Miller	Director
Steve Miller

/s/ Timothy A. Wicks	Director
Timothy A. Wicks